Exhibit 10.155a

                                                               EXECUTION VERSION

 ACKNOWLEDGMENT OF FIRST AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
 ------------------------------------------------------------------------------


     This ACKNOWLEDGMENT OF FIRST AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this "Acknowledgment") is dated as of May 1, 2009, by and among TIFFANY & CO., a Delaware corporation (the "Company") and each of the holders of Notes (as defined below) on the signature pages hereto (collectively, the "Noteholders"). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement (as defined below).

                                    RECITALS
                                    --------

     WHEREAS, the Company and the Noteholders are parties to that certain Note Purchase and Private Shelf Agreement, dated as of December 23, 2008 (as in effect prior to March 18, 2009 herein referred to as the "Existing Note Agreement" and as from time to time amended, restated, supplemented or otherwise modified, the "Note Agreement"), pursuant to which the Company authorized the issuance of its (i) 9.05% Series A Senior Notes due December 23, 2015 in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) (the "Series A Notes") and (ii) additional senior promissory notes in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the "Shelf Notes" and together with the Series A Notes, collectively, and as may be amended or restated from time to time, the "Notes").

     WHEREAS, the Company and the Noteholders desire to acknowledge and confirm an amendment to the Existing Note Agreement, as set forth herein.

     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1. Amendments To Existing Note Agreement. The parties hereto acknowledge and confirm that the Existing Note Agreement, pursuant to the second sentence of
Section 10.7(a) thereof, was deemed to have been amended on March 18, 2009 (the "Amendment") as a result of the Credit Agreement Modification dated as of such date, as follows:

     (a) Schedule B of the Existing Note Agreement was amended to amend and restate in its entirety the definition of "Fixed Charge Coverage Ratio" to read as follows:


          "Fixed Charge Coverage Ratio" means, at any time in respect to any Debt with respect to which the Company or any Subsidiary is becoming liable, the ratio of (a) (i) EBIT in respect of the period comprised of the four consecutive fiscal quarters ended immediately prior to such time in respect of which financial statements have been delivered pursuant to Sections 7.1(a) or 7.1(b) plus (ii) Rent Expense for such period, plus
     (iii), if such period includes the fiscal quarter ended January 31, 2009, the 2008 Restructuring Charges (provided that this clause (iii) shall be applicable solely for determining compliance with Section 10.3(a)(iii) and shall not be applicable for any other purpose), to (b) (i) Rent Expense for such period plus (ii) Interest Expense for such period (assuming that the entire principal amount of such Debt was incurred on the first day of such period and remained outstanding at all times during such period and such Debt accrued interest at the rate as would have been accrued on such Debt during such period).

     (b) Schedule B of the Note Purchase Agreement was amended to add the following new term in alphabetical order:

          "2008 Restructuring Charges" means the following charges recorded by the Company for the fiscal quarter ended January 31, 2009 in its financial statements delivered pursuant to Sections 7.1(a) or 7.1(b):

          (a) Staff restructuring charges of not more than $97,838,611;

          (b) Iridesse product channel closedown charges of not more than $7,548,519;

          (c) Yellowknife, NWT, Canada closedown charges of not more than $3,381,900; and

          (d) Target Resources plc loan impairment charges of not more than $12,373,077.

     (c) The Noteholders acknowledge that they have received the agreed-upon fee in connection with the Credit Agreement Modification and the Amendment.

SECTION 2. Reference To And Effect Upon The Note Agreement.
           -----------------------------------------------

          (a) Except as specifically modified above, the Note Agreement and the other Financing Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Acknowledgment shall not, and the execution, delivery and effectiveness of the Amendment did not, operate as a waiver of any right, power or remedy of any Noteholder under the Note Agreement or any Financing Document, nor constitute a waiver of any provision of the Note Agreement or any Financing Document, except as specifically set forth herein or therein. Each reference in the Note Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Note Agreement as amended by the Amendment.

SECTION 3. Costs And Expenses. The Company agrees to reimburse the Noteholders for all reasonable fees, costs and expenses, including the fees, costs and expenses of their counsel or other advisors for advice, assistance, or other representation in connection with this Acknowledgment and the Amendment.

SECTION 4. Governing Law. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 5. Headings. Section headings in this Acknowledgment are included herein for convenience of reference only and shall not constitute a part of this Acknowledgment for any other purposes.

SECTION 6. Counterparts. This Acknowledgment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Acknowledgment. Any party hereto may execute and deliver a counterpart of this Acknowledgment by delivering by facsimile or other electronic transmission a signature page of this Acknowledgment signed by such party, and any such facsimile or other electronically transmitted signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of the Acknowledgment.

SECTION 7. Reaffirmation of Guaranty. Each Guarantor hereby consents to the terms of this Acknowledgment and the Amendment and agrees and acknowledges that its obligations under the Guaranty Agreement shall remain in full force and effect after giving effect to this Acknowledgment and the Amendment.

                            (signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of First Amendment to Note Purchase Agreement as of the date first written above.



                                            COMPANY:
                                            --------

                                            TIFFANY & CO.


                                            By  /s/ James N. Fernandez
                                                --------------------------------
                                            Name:  James N. Fernandez
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                            NOTEHOLDERS:
                                            ------------

                                            THE PRUDENTIAL INSURANCE COMPANY
                                            OF AMERICA



                                            By:  /s/ Eric R. Seward
                                                 _______________________________
                                                     Vice President


                                            FORETHOUGHT LIFE INSURANCE COMPANY

                                            By: Prudential Private Placement Investors,
                                                L.P. (as Investment Advisor)

                                            By: Prudential Private Placement Investors, Inc.
                                                (as its General Partner)

                                            By:  /s/ Eric R. Seward
                                                 _______________________________
                                                     Vice President



[Signature page to Acknowledgment of First Amendment to Note Purchase Agreement
                         - A/72910884. 8Tiffany & Co.]

The foregoing is hereby acknowledged and agreed to as of the date thereof:

GUARANTORS:
-----------

TIFFANY AND COMPANY


By     /s/ Patrick B. Dorsey
       ---------------------------
Name:  Patrick B. Dorsey
Title: Senior Vice President, General
       Counsel and Secretary


TIFFANY & CO. INTERNATIONAL


By       /s/ Patrick B. Dorsey
         ---------------------------
Name:    Patrick B. Dorsey
Title:   Vice President and Secretary


TIFFANY & CO. JAPAN INC.


By       /s/ Patrick B. Dorsey
         ---------------------------
Name:    Patrick B. Dorsey
Title:   Vice President and Secretary



[Signature page to Acknowledgment of First Amendment to Note Purchase Agreement
                         - A/72910884. 8Tiffany & Co.]